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                                                                     EXHIBIT 5.1


                                  July 16, 2002

LSI Logic Corporation
1551 McCarthy Blvd.
Milpitas, CA  95035

                     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have acted as counsel to LSI Logic Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about July 16, 2002 in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 6,000,000 shares of your Common Stock (the "Shares"), reserved for issuance under the LSI Logic Corporation 1991 Equity Incentive Plan, Amended and Restated (the "Plan"). As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plan and such other documents of the Company as we have deemed necessary or appropriate for the purposes of expressing an opinion, and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale and issuance of the Shares pursuant to the Plan.

        It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the Shares, the Shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, in accordance with the Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.


                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI


                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation